Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Phillips Edison & Company, Inc., formerly known as Phillips Edison Grocery Center REIT I Inc., related to our report dated June 20, 2017 on the combined financial statements of Phillips Edison Limited Partnership as of December 31, 2016, 2015, and 2014, appearing in the Form 8-K/A of Phillips Edison & Company, Inc. filed December 15, 2017.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 12, 2018